UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 24, 2005

Merck & Co., Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New Jersey	1-3305	22-1109110
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Merck Drive, P.O. Box 100, Whitehouse Station, New Jersey		08889
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	908-423-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

a) Executive Committee. The Board of Directors (the "Board") of Merck & Co., Inc. ("Merck" or the "Company") recently announced that a newly structured Executive Committee of the Board will collectively perform the duties of a chairman of the board and also provide assistance to Richard T. Clark as he transitions to his new role as Chief Executive Officer of Merck. In light of these new responsibilities, on May 24, 2005, the Board reviewed the compensation paid to Executive Committee members and, effective June 1, 2005, approved a $50,000 annual retainer for the Chairperson of the Executive Committee, a $25,000 annual retainer for other Executive Committee members, and the meeting fee paid by the Company for Board and Board Committee meetings ($1,200 per meeting). The Board also determined that all of these fees should be automatically deferred into the Merck Common Stock account in the Merck & Co., Inc. Plan for Deferred Payment of Directors’ Compensation (the "Directors Deferral Plan"). The Directors Deferral Plan is an unfunded arrangement.

The Board’s Committee on Corporate Governance thereafter amended the Directors Deferral Plan to provide for the automatic deferral described above.

The foregoing summary of the amendment of the Directors Deferral Plan is qualified in its entirety by reference to the text of the amendment and restatement, a copy of which is attached hereto as Exhibit 10.1.

b) Research Committee. On May 24, 2005 the Board also voted to increase the annual retainer paid to the Chairperson of the Research Committee to $10,000 (formerly, $5,000) effective June 1, 2005. The Board determined the increase was appropriate because of the increasing time, organization and preparation demands on the Chairperson. This additional fee may be deferred into the Directors Deferral Plan as are other retainer fees, but the deferral is not automatic. The increase brings the annual retainer for the Research Committee chairperson in line with the annual retainer for the chairpersons of the Compensation and Benefits Committee and the Committee on Corporate Governance.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 24, 2005, the Board approved amendments, which are effective immediately, to the By-Laws of the Company to reflect the Board’s previously announced decision to have the newly structured Executive Committee provide transition support and continuity to Richard T. Clark.

The Company’s By-Laws, as amended, are attached hereto as Exhibit 3.2.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Merck & Co., Inc.

May 27, 2005	By:	/s/ Debra A. Bollwage

Name: Debra A. Bollwage
Title: Senior Assistant Secretary

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Exhibit Index

Exhibit No.	Description

3.2	By-Laws of Merck & Co., Inc. (as amended effective May 24, 2005)
10.1	Merck & Co., Inc. Plan for Deferred Payment of Directors' Compensation (Amended and Restated as of May 31, 2005)